UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ZHONE TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following press release was issued by Zhone Technologies, Inc. on August 27, 2008.

ZHONE TECHNOLOGIES, INC.

7001 Oakport Street

Oakland, California 94621

PRESS RELEASE

Molly Del Toro	Tracy Oliver

Zhone Investor Relations	Zhone Public Relations:

Tel: +1 510.777.7013	Tel: +1 510. 665.7984

Fax: +1 510.777.7001	Mobile: +1 925.640.0989

E: investor-relations@zhone.com	E: tracy@skycastlemedia.com

Zhone Technologies Announces Plans for Reverse

Stock Split and Stock Option Repricing

Oakland, CA — August 27, 2008 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in multi-service access solutions, announced today that its Board of Directors has authorized a reverse stock split and repricing of stock options. Zhone has decided to pursue the reverse stock split in order to regain compliance with the minimum bid price requirement of The Nasdaq Stock Market (“Nasdaq”). Zhone plans to select a reverse stock split ratio of between 1-for-5 and 1-for-10, such that between 5 and 10 shares of issued and outstanding common stock will convert into one share of common stock. It also plans to exchange stock options held by current employees, officers and directors for new stock options with an exercise price equal to the last reported sale price of Zhone’s common stock on the date of grant.

The reverse stock split and stock option repricing are subject to the approval of Zhone’s stockholders. Zhone filed a preliminary proxy statement with the SEC today for a special meeting of stockholders at which such approval will be sought. The time, date, location and other details regarding the special meeting will be communicated to stockholders at a later date. Zhone currently expects to complete the transactions in the fourth quarter of 2008.

“After thorough evaluation, we’ve concluded that a reverse stock split is the best alternative to comply with Nasdaq’s minimum bid requirements and to ensure that our stock continues to trade on The Nasdaq Global Market,” stated Mory Ejabat, Zhone’s chief executive officer. “We also believe that the repricing of stock options is necessary to create the proper incentives going forward to ensure that the company’s actions are properly aligned with our stockholders’ best interests.”

About Zhone Technologies — Access for a Converging World

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in multi-service access network solutions, serving more than 700 of the world’s most innovative network operators. The company offers the industry’s broadest fully-integrated portfolio of MSAP, FTTx, EFM and Wi-Fi access technologies, enabling a full suite of services, including residential and business broadband, VoIP, and High-Definition IPTV. Zhone’s converged multi-service access platform helps operators rapidly deploy premium services using copper, fiber, and wireless while improving network agility and reducing costs. www.zhone.com

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice. Copyright © 2008 Zhone Technologies, Inc. All rights reserved.

Additional Information Regarding the Proposed Transactions

Zhone has filed a preliminary proxy statement with the SEC in connection with the proposed transactions. In addition, Zhone will file other information and documents concerning the proposed transactions with the SEC. ZHONE URGES INVESTORS TO REVIEW THE PROXY STATEMENT AND OTHER INFORMATION FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. These documents are available without charge on the SEC’s web site at www.sec.gov. A free copy of the final proxy statement may also be obtained from Zhone through its Investor Relations contacts provided above. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING ANY VOTING DECISIONS.

The officers and directors of Zhone may have interests in the proposed transactions, some of which may differ from, or may be in addition to, those of the stockholders of Zhone generally. A description of the interests that the officers and directors of Zhone have in the proposed transactions will be available in the final proxy statement.

In addition, Zhone, its officers, directors and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Zhone in favor of the transactions. Information about the officers and directors of Zhone and their ownership of Zhone securities is set forth in the preliminary proxy statement filed with the SEC today. Investors may obtain more detailed information concerning the participants by reading the final proxy statement when it is filed with the SEC.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the possibility that the reverse stock split and stock option repricing may not be completed in accordance with the timing or terms described in this release, or at all, the possibility that the intended benefits of the reverse stock split and stock option repricing may not be fully realized, the possibility that Zhone may not be able to sustain a stock price adequate to comply with Nasdaq’s minimum bid requirements even with the reverse stock split, the possibility that Zhone may not meet other criteria for continued listing on Nasdaq, as well as other risk factors contained in the company’s SEC filings available at www.sec.gov, including without limitation, the company’s annual report on Form 10-K for the year ended December 31, 2007 and Zhone’s quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Zhone undertakes no obligation to update or revise any forward-looking statements for any reason.

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